Exhibit 99.1

IntelGenx Announces Closing of Private Placement

SAINT LAURENT, QUEBEC, August 27, 2010 IntelGenx Technologies Corp. (TSX-V: IGX) (OTC.BB: IGXT) ("IntelGenx" or “the Company”) today announced that it has closed a private placement offering of 6,500,000 units (the “Units”) at CAD$0.40 per Unit for gross proceeds of CAD$2.6 million (“the “Offering”) pursuant to the terms of subscription agreements with investors (the “Subscription Agreements”). Each Unit consists of one common share in the capital of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase one common share in the capital of the Company (a “Warrant Share”) at an exercise price of CAD$0.50 expiring on August 27, 2013. The exercise price of the Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. The proceeds of the private placement will be used to support the Company’s strategic development projects and for working capital purposes.

Pursuant to an agency agreement (the “Agency Agreement”) entered into on August 27, 2010, the Company engaged Bolder Investment Partners, Ltd. (the “Agent”) to act as placement agent for the Offering on a commercially reasonable best efforts basis. The Company (a) paid the Agent cash compensation equal to 8% of the gross proceeds of the Offering, (b) a corporate finance fee of CAD$20,000 and (c) issued 520,000 compensation options (“Compensation Options”) which was equal to 8% of the number of Units sold in the Offering. Each Compensation Option entitles the holder to purchase one common share in the capital of the Company (the “Compensation Option Shares”) at an exercise price of CAD$0.50 expiring on August 27, 2012. The exercise price of the Compensation Options is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

In connection with the Offering, the Company entered into a Registration Rights Agreement with each of the investors (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares. The Company is obligated to file the Registration Statement no later than 30 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the date of closing.

The Units, the Common Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares are subject to resale restrictions in Canada for a period of 4 months after today's date (December 28, 2010) and to statutory resale restrictions under the United States Securities Act of 1933, as amended (the “Act”).

The foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation S, promulgated pursuant to the Act. None of the purchasers are U.S. persons, no sales efforts were conducted in the U.S., and the Units, the Common Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with applicable exemptions from the registration requirements of the Act.

About IntelGenx Corp.:

IntelGenx Corp. is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of pain, hypertension, erectile dysfunction and depressive disorders. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CONTACT:
Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com